Exhibit 99.1

Grocery Outlet Holding Corp. Closes Acquisition of United Grocery Outlet
Acquisition Expands Company’s Presence into New Adjacent Markets in the Southeast
Emeryville, CA – April 2, 2024 – Grocery Outlet Holding Corp. (NASDAQ: GO) ("Grocery Outlet" or the "Company") today announced the closing of the previously announced acquisition of United Grocery Outlet ("UGO"), an extreme value, discount grocery retailer operating throughout the Southeastern United States, from affiliates of Gen Cap America, Inc. and current and former UGO management. With 40 stores and a distribution center, the acquisition of UGO expands Grocery Outlet’s presence into Tennessee, North Carolina, Georgia, Alabama, Kentucky and Virginia.

"We are pleased to complete this transaction and extend our footprint into the Southeast," said RJ Sheedy, President and Chief Executive Officer of Grocery Outlet. "These stores have a track record of strong performance and give us immediate scale and a platform for future expansion in this new region. Our similar opportunistic buying strategies, customer value propositions, and shared mission of serving our communities make this acquisition a natural fit for our business. We are excited to welcome the United Grocery Outlet team to the Grocery Outlet family and work together on the many growth opportunities ahead."
Forward-Looking Statements:
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release other than statements of historical fact may constitute forward-looking statements, including statements regarding our acquisition and integration of United Grocery Outlet, our business strategy and plans, business and market trends, and our future operating results and financial position. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed or implied by any forward-looking statements, including, but not limited to, integration of the acquisition and other factors discussed in the Company's most recent Annual Report on Form 10-K and in other subsequent reports, including in "Risk Factors," which the Company files with the U.S. Securities and Exchange Commission. The Company's periodic filings are accessible on the SEC's website at www.sec.gov. These forward-looking statements are made as of the date of this release or as of the date specified herein and the Company has based these forward-looking statements on current expectations and projections about future events and trends. Except as required by law, the Company does not undertake any duty to update any of these forward-looking statements after the date of this news release or to conform these statements to actual results or revised expectations.
About Grocery Outlet:
Based in Emeryville, California, Grocery Outlet is a high-growth, extreme value retailer of quality, name-brand consumables and fresh products sold through a network of independently operated stores. Grocery Outlet has more than 470 stores in California, Washington, Oregon, Pennsylvania, Idaho, Nevada, Maryland, New Jersey

and Ohio. Grocery Outlet also owns United Grocery Outlet, a closeout grocery retailer with 40 stores in Tennessee, North Carolina, Georgia, Alabama, Kentucky, and Virginia.
INVESTOR RELATIONS CONTACTS:
Christine Chen
(510) 877-3192
cchen@cfgo.com

John Rouleau
(203) 682-4810
John.Rouleau@icrinc.com
MEDIA CONTACT:
Alejandro Alvarez Correa
(510) 346-5532
aalvarezcorrea@cfgo.com

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